UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report: March 6, 2007
(Date of earliest event reported)

ORTHOLOGIC CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-21214	86-0585310
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1275 West Washington Street, Tempe, Arizona	85281
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(602) 286-5520

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement

On March 6, 2007, OrthoLogic Corp. (the “Company”) entered into an Agreement to purchase a 34,440 square foot single story office building in Phoenix, Arizona, for $3,615,000. The Agreement requires an initial deposit by the Company of $50,000, an additional deposit of $100,000 upon completion of a forty-five day due diligence period and payment of the remaining $3,465,000 at close of the transaction. The transaction is expected to close in the second quarter of 2007.

The Company’s lease for its current Tempe, Arizona operating facility expires in January 2008 and the Company expects to relocate to the Phoenix facility in the fourth quarter of 2007.

Section 9 - Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Purchase Agreement dated March 6, 2007 by and between the Company and Presson Advisory, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 9, 2007	ORTHOLOGIC CORP.

/s/ John M. Holliman, III
John M. Holliman, III
Executive Chairman